As filed with the Securities and Exchange Commission on October 18, 2022

Registration No. 333-267140

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON

FORM S-8 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIKOLA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3711	82-4151153
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4141 E Broadway Road

Phoenix, AZ 85040

(480) 666-1038

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Romeo Power, Inc. 2020 Long-Term Incentive Plan

Romeo Systems, Inc. 2016 Stock Plan

(Full title of the plan)

Britton M. Worthen, Esq.

Chief Legal Officer

Nikola Corporation

4141 E Broadway Road

Phoenix, AZ 85040

(480) 666-1038

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stanley F. Pierson

Gabriella A. Lombardi

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

Telephone: (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Nikola Corporation (the “Registrant,” or “Nikola”) hereby amends its Registration Statement on Form S-4 (File No. 333-267140) filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2022, as amended on September 27, 2022, and declared effective by the SEC on October 14, 2022 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the shares of common stock, $0.0001 par value per share, of the Registrant (the “Nikola Common Stock”) issuable upon the future exercise or settlement of 4,807,361 restricted stock units of Romeo Power, Inc., a Delaware corporation (“Romeo”) and 3,593,073 performance stock units of Romeo (each, a “Romeo Rollover Award” and collectively, the “Romeo Rollover Awards”) outstanding pursuant to (1) the Romeo Power, Inc. 2020 Long-Term Incentive Plan, and (2) the Romeo Systems, Inc. 2016 Stock Plan of Romeo, which Romeo Rollover Awards were assumed by Nikola in connection with Nikola’s merger with Romeo, which was consummated on October 14, 2022. All such shares of Nikola Common Stock were previously registered on the Registration Statement, but will be subject to issuance pursuant to this Registration Statement.

On October 14, 2022, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 30, 2022, among Nikola, Romeo and J Purchaser Corp., a wholly owned subsidiary of Nikola (“Merger Sub”), Merger Sub merged with and into Romeo (the “Merger”), with Romeo surviving the Merger as a wholly owned subsidiary of Nikola.

At the effective time of the Merger, each outstanding Romeo Rollover Award was converted into a corresponding award with respect to Nikola Common Stock at a ratio of 0.1186 of a share of Nikola Common Stock per share of Romeo common stock, par value $0.0001 per share, underlying each Romeo Rollover Award, resulting in 570,153 shares of Nikola Common Stock issuable pursuant to assumed restricted stock unit awards and 426,138 shares of Nikola Common Stock issuable pursuant to assumed performance stock units.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 as amended by the 10-K/A filed with the SEC on March 11, 2022;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 5, 2022, and June  30, 2022, filed with the SEC on August 4, 2022, and Nikola’s Current Reports on Form 8-K filed with the SEC on February  24, 2022 (Items 5.02 and 9.01), April  14, 2022, May  2, 2022, June 1, 2022, June 3, 2022, August 1, 2022 (Items 8.01 and 9.01), August 2, 2022, August 5, 2022, August 15, 2022, August 30, 2022, September 6, 2022, October 7, 2022, and October 17, 2022 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on May 15, 2018, including any further amendment or report filed hereafter for the purpose of updating such description.

In addition, all documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article 8 of the Registrant’s Second Amended and Restated Certificate of Incorporation and Article 6 of the Registrant’s Amended and Restated Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law. The Registrant also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture (including form of Note) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2022).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 8, 2020 (the “Super 8-K”)).

4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Super 8-K).

4.4	Description of Nikola’s securities (incorporated by reference to Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021).

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1**	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-267140) filed August 29, 2022).

24.2*	Power of Attorney.

99.1*	Romeo Systems, Inc. 2016 Stock Plan, and form of agreements used thereunder.

99.2*	Romeo Power, Inc. 2020 Long-Term Incentive Plan, and form of agreements used thereunder.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on October 18, 2022.

NIKOLA CORPORATION

/s/ Mark A. Russell
Mark A. Russell
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark A. Russell Mark A. Russell	Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2022

/s/ Kim J. Brady Kim J. Brady	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2022

* Michael Lohscheller	President and Director	October 18, 2022

* Stephen J. Girsky	Chairman of the Board	October 18, 2022

* Lynn Forester de Rothschild	Director	October 18, 2022

* Michael L. Mansuetti	Director	October 18, 2022

* Gerrit A. Marx	Director	October 18, 2022

* Mary L. Petrovich	Director	October 18, 2022

* Steven M. Shindler	Director	October 18, 2022

* Bruce L. Smith	Director	October 18, 2022

* Andrew M. Vesey	Director	October 18, 2022

*By:	/s/ Mark A. Russell
Name:	Mark A Russell
Title:	Attorney-in-Fact

October 18, 2022